WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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^WPCI^00.PRS^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^
^^^^^^&^^^^^^^^^0^^

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